Exhibit (h)(18)

FORM OF ADDENDUM NO. 17 TO THE REVISED AND RESTATED

TRANSFER AGENCY AGREEMENT

This Addendum dated as of the              day of             , 2014, is entered into between NORTHERN INSTITUTIONAL FUNDS (the “Trust”), a Delaware statutory trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the “Transfer Agent”).

WHEREAS, The Trust and the Transfer Agent have entered into a Revised and Restated Transfer Agency Agreement dated as of January 8, 1993, Addendum No. 1 dated July 1, 1993, Addendum No. 2 dated March 25, 1994, Addendum No. 3 dated January 22, 1997, Addendum No. 4 dated April 22, 1997, Addendum No. 5 dated January 27, 1998, Addendum No. 6 dated March 31, 1998, Addendum No. 7 dated October 5, 1999, Addendum No. 8 dated March 1, 2001, Addendum No. 9 dated July 31, 2001, Addendum No. 10 dated October 30, 2001, Addendum No. 11 dated August 20, 2003, Addendum No. 12 dated February 17, 2006, Addendum No. 13 dated May 9, 2008 and Addendum No. 14 dated September 24, 2008, Addendum No. 15 dated February 18, 2011 and Addendum No. 16 dated February 18, 2011 (the “Transfer Agency Agreement”), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of shares in the Diversified Assets Portfolio, Government Portfolio, Tax-Exempt Portfolio, Government Select Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Large Cap Equity Portfolio (formerly, the Diversified Growth Portfolio), Large Cap Growth Portfolio (formerly, the Focused Growth Portfolio), U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Global Tactical Asset Allocation Portfolio (formerly, the Balanced Portfolio), International Growth Portfolio, International Equity Index Portfolio, Municipal Portfolio, Core Bond Portfolio, Liquid Assets Portfolio, Prime Obligations Portfolio, Treasury Portfolio and Large Cap Index Portfolio; and

WHEREAS, the Trust is establishing an additional class of units in the Prime Obligations Portfolio and the U.S. Government Select Portfolio (the “Portfolios”), currently known as the Williams Capital Shares Class (the “New Class”), and the Trust desires to retain the Transfer Agent to render transfer agency and other services with respect to the New Class and the record and/or beneficial owners of Units of the New Class, and the Transfer Agent is willing to render such services;

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment. The Trust hereby appoints the Transfer Agent as transfer agent with respect to the New Class of the Portfolios on the terms and for the periods set forth in the Transfer Agency Agreement. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for the compensation therein provided.

2. Compensation with Respect to the New Class of the Portfolios. For the services provided and the expenses assumed by the Transfer Agent with respect to the New Class, the Trust will pay the Transfer Agent transfer agency fees at the rate currently applicable to the initial class of Units in the Money Market Portfolios (as defined in the Transfer Agency Agreement), provided that such fees shall be subject to the annual adjustments contemplated in Section 6(b) of the Transfer Agency Agreement.

3. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

4. Miscellaneous. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

All signatures need not appear on the same copy of this addendum.

NORTHERN INSTITUTIONAL FUNDS

Attest:	By:
Name:
Title:

THE NORTHERN TRUST COMPANY

Attest:	By:
Name:
Title: